Exhibit 99.2

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Investor Quarterly Call

For the quarter ended
September 30, 2006

 “Safe Harbor”

This presentation contains forward-looking statements that involve risks and uncertainties.  In such instances, the actual results could differ materially as a result of a variety of factors including failure to obtain regulatory approvals which could have material adverse effects on the Company’s business, competition developments which could hinder the company’s ability to compete effectively and other risk factors listed from time to time in the Company’s reports to the Securities and Exchange Commission.

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Average Treatments per Day

Third Quarter 2006 XTRAC Analysis

	Avg. Tx/day	Range

Top Five Accounts	5.84	5.59 to 6.20
Top 50 Accounts	3.27	1.92 to 6.20
Top 100 Accounts	2.40	1.45 to 6.20
New York Metro*	2.04	.72 to 5.87
Ohio*	1.74	.47 to 5.19
MD/VA*	2.81	.94 to 6.20
Michigan*	2.01	.47 to 5.77
Florida*	1.33	.47 to 2.39

* Active Accounts only

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Third Quarter XTRAC Comparative Analysis
for the quarter ended September 30, 2006

	Quarterly				Year to Date

	Q3 ’06	Q3 ’05	chg	Excl Equip Sales	YTD ’06	YTD ’05	chg	Excl Equip Sales

NY	$277	$136	104%	32%	$721	$366	97%	70%
OH	$152	$46	230%	250%	$409	$117	250%	250%
MD	$194	$101	92%		$409	$322
VA	$86	$15	473%		$216	$31
MD/VA	$280	$116	141%	72%	$625	$353	77%	54%
MI	$159	$52	206%	158%	$358	$139	158%	140%
FL	$137	$68	101%		$309	$179	73%
All Other Pos.	$477	$344	39%	1%	$1,316	$878	50%	35%

Total Pos.	$1,482	$762	94%	51%	$3,738	$2,032	84%	68%

Total Neg.	$179	$154	16%		$554	$535	4%

Total Rev.	$1,661	$916	84%	45%	$4,292	$2,567	67%	54%

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